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                                                                Exhibit 10.20


Execution Copy

                     MASTER PROFESSIONAL SERVICES AGREEMENT

      This Master Professional Services Agreement, effective as of November 15, 1999, is made by and between Systems Consulting Company, Inc., with its principal place of business at 537 Congress Street, 5th Floor, Portland, Maine 04101 ("Client") and Sapient Corporation, with a place of business at 10 Exchange Place, 21st Floor, Jersey City, New Jersey 07302 ("Consultant"), sets forth the terms and conditions under which Consultant will provide services to Client.

      In consideration of the mutual promises contained herein, Client and Consultant agree as follows:

1. Services.

      1.1 Consultant agrees to provide certain services (the "Services") to Client for specific projects that are mutually agreed upon from time to time (the "Projects" or individually a "Project") between Client and Consultant. Each Project will be set forth on a separate "Work Statement" substantially in the form attached hereto as Appendix A. Each Work Statement, when executed by an authorized representative of both parties, shall constitute a separate agreement and, except for provisions herein which are specifically excluded or modified in such Work Statement, each such Work Statement shall incorporate therein all of the terms and conditions of this Agreement. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Work Statement, the terms and conditions of such Work Statement shall govern.

      1.2 In the event the fees for any Project are fixed, the additional terms and conditions set forth on Appendix B hereto will apply and if Services are being provided on a time and materials basis, the additional terms and provisions set forth on Appendix C will apply. In the event any Project includes website development, the additional terms and conditions included on Appendix D will apply.

      1.3 Each Work Statement shall, to the extent applicable, contain: (i) a description of the Project and the Services to be performed by Consultant; (ii) the tasks to be completed by Client and any third parties; (iii) a description of the deliverables to be produced by Consultant; (iv) the schedule for completion of each deliverable or stage of a Project; (v) the fees to be paid to Consultant for such Services and a payment schedule for fixed-price Projects, and (vi) such additional information as the parties may wish to include.

      1.4 During the course of Consultant's performance of any Project, Client
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may request changes in the Services. Consultant shall incorporate any such changes provided that the parties execute a change order setting forth the amended scope of work, program specifications, delivery dates and the impact on the compensation to be paid to Sapient. If the parties are unable to agree on a change order setting forth the specified information, then the parties may agree to complete the Project according to the original Work Statement.

2. Term. This Agreement shall remain in effect for three years from the date first written above unless earlier terminated by either party as provided herein. After the initial three-year term expires, this Agreement will renew automatically for additional one-year periods unless earlier terminated by either party as provided herein.

3. Payment for Services.

      3.1 Client will pay to Consultant the fees set forth in the applicable Work Statement for the performance of the Services described therein. If invoicing and payment are tied to milestone payments, a payment schedule shall be included in the Work Statement. If invoicing and payment are not tied to milestone payments, Consultant will invoice Client monthly at the rates set forth in the Work Statement. All invoices are payable within 30 days of receipt. Unless otherwise provided in the Work Statement, fees do not include computer hardware costs and third party software costs, which shall be paid by Client. All amounts paid by Client to Consultant prior to the execution of this Agreement which relate to any Project covered by this Agreement shall be credited and deducted from the amounts set forth on the related Work Statement.

      3.2 Client shall reimburse Consultant for reasonable out-of-pocket expenses incurred by Consultant and its personnel in connection with its performance of Services. Consultant will provide Client with reasonably detailed invoices for such expenses on a monthly basis and Client agrees to pay the total amount shown as due on each invoice within 30 days after receipt thereof.

4. Cooperation and Access. Client agrees to cooperate, as set forth in each Work Statement, with Consultant to the extent necessary for Consultant to perform its Services thereunder. In addition to the activities listed on each Work Statement, Client cooperation shall include, but not be limited to, providing Consultant with all necessary equipment, material, information, assistance and access to, and use of, Client's premises, computers and other equipment during normal business hours. Client shall also provide Consultant with access to Client's personnel during normal business hours, including, but not limited to, the persons listed on each Work Statement. Consultant agrees to comply at all times with the Client's applicable rules and regulations regarding safety, security, use and conduct provided Consultant has notice of same.


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5. Confidentiality.

      5.1 As used in this Agreement, "Confidential Information" shall mean all confidential, proprietary or secret information, including without limitation components, parts, drawings, data sketches, plans, programs, specifications, techniques, processes, algorithms, inventions and other information or material, owned, possessed or used by either Consultant or Client which is at any time so designated by such party in writing "Confidential" or "Proprietary", whether by letter or by the use of a proprietary stamp or legend, prior to the time any such Proprietary Information is disclosed to the other party. In addition, information which (i) would be apparent to a reasonable person, familiar with the disclosing party's business and the industry in which it operates, that such information is of a confidential or proprietary nature the maintenance of which is important to the disclosing party or (ii) is orally or visually disclosed to the other party or which is not designated in writing as confidential, proprietary or secret at the time of disclosure but within a reasonable time after such disclosure the disclosing party delivers to the receiving party a written document describing such Proprietary Information and referencing the place and date of such disclosure and the names of the employees of the party to whom such disclosure was made, shall constitute Confidential Information. Notwithstanding anything herein to the contrary, the terms of this Agreement, and Consultant's methodologies, work approaches, tutorials, procedures, techniques, algorithms, and processes, shall constitute Consultant Confidential Information without the requirement of designating it as such either in writing or by use of a stamp or legend.

      5.2 The provisions of Section 5.1 notwithstanding, Confidential Information shall not include any information to the extent it (i) is or becomes a part of the public domain through no act or omission on the part of the receiving party, (ii) is in the receiving party's possession, without actual or constructive knowledge of an obligation of confidentiality with respect thereto, at or prior to the time of disclosure under this Agreement, (iii) is disclosed to the receiving party by a third party having no obligation of confidentiality with respect thereto, (iv) is independently developed by the receiving party without reference to the disclosing party's Confidential Information or (v) is released from confidential treatment by written consent of the disclosing party.

      5.3 Each of Consultant and Client shall hold in confidence and not disclose (except on a confidential basis to its employees, agents, consultants or subcontractors who need to know in connection with the Project or, on a confidential basis to any third party in connection with Client's valid exercise of the Materials Deliverable License and the Elements Deliverable License (as defined in Sections 6.2 and 6.3, below), provided that any such recipient is bound to preserve the confidentiality thereof) all Confidential Information received from the other party in the same


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manner and to the same extent as it holds in confidence its own Confidential
Information of a similar nature and value, and shall not use any such Confidential Information except for purposes contemplated by this Agreement.

      5.4 Each of Consultant and Client shall take appropriate action by instruction or agreement with its employees, agents, consultants and subcontractors to satisfy its obligations under this Section 5 and each shall be responsible for any breach of this Section 5 by its employees, agents, consultants or subcontractors.

6.    Intellectual Property Rights.

      6.1 Artistic Elements. The latest work-product delivered to Client, including without limitation, all designs, software, computer programs, data, documents, artistic elements created specifically and uniquely for Client (such as final forms of images, artwork and text) for use in screen display ("Artistic Elements"), and all other materials included in such deliverable, including any Preexisting Materials (defined below) and Consultant Program Elements included therein, are referred to herein as the "Deliverables." Consultant acknowledges and agrees that all Deliverables other than Preexisting Materials and Consultant Program Elements shall constitute "works made for hire" for Client within the meaning of the Copyright Act of 1976, as amended, and shall be the exclusive property of Client, and Consultant assigns to Client all right, title and interest and copyright in such Deliverables to Client. Upon Client's request, Consultant agrees to execute any instruments and do all things reasonably necessary by Client in order to further perfect Client's ownership rights. Client hereby grants to Consultant a non-exclusive, royalty free, perpetual, irrevocable (except in the event of a termination of this Agreement or the applicable Work Statement under Sections 7.4 or 13.2) license to use, copy, operate, process, modify and sublicense the Deliverables solely to perform its Services hereunder.

      6.2 (a) Definition and Ownership of Preexisting Materials. Client acknowledges and agrees that the materials created for Client by Consultant may contain software, UI conventions, UI design patterns, and other design and development tools and materials that were (A) developed by Consultant prior to the execution of this Agreement or the commencement of work for Client; (B) developed by Consultant during the course of this Agreement or any Work Statement but were developed at Consultant's cost; or (C) developed by Consultant during the course of this Agreement or any Work Statement but are not uniquely applicable to the particular specifications, characteristics or functions of the Deliverables created for Client hereunder or thereunder (those items described in this subsection (C), only, are referred to as the "Generic Materials"), and (D) enhancements and derivatives of such work (those items described in subsections (A), (B), (C) and (D), are referred to collectively as the "Preexisting Materials"). Client acknowledges and agrees that Consultant retains all right, title and interest in such Preexisting Materials and all


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subsequent enhancements thereto.

            (b) License to Preexisting Materials. Subject to the provisions of Sections 13.1 and 13.3 below, Consultant hereby grants to Client a non-exclusive, non-transferable (except as provided herein), royalty free, perpetual and irrevocable (except in the event of a termination of this Agreement or the applicable Work Statement under Section 7.1) license, to use, copy, modify, operate and create derivative works from the Preexisting Materials included in the Deliverables to the extent reasonably necessary to enable Client to (A) utilize, maintain and create "Enhancements" (as defined below) to the Deliverables (the license described in this clause (A) only is referred to as the "Materials Deliverable License" and such license shall include the right to sublicense the Preexisting Materials solely in connection with the maintenance and use of the Deliverables and the creation, maintenance, use and modification of Enhancements thereto); and (B) provided that Client's exercise of such license with respect to the Preexisting Materials (excluding the Generic Materials) isnot undertaken with any competitor of Consultant, to develop, utilize and maintain (i) internal websites and (ii) external initiatives not permitted under 6.2(b)(A) in the product exchange, contract management, or healthcare areas (collectively, the "Permitted Initiatives") (the license described in clause (B) only is referred to as the "Materials External License" and shall not include any right to sublicense the Preexisting Materials other than to a website hosting company to the extent allowed under Section 6.4). "Enhancements" shall mean any modification or extension of the Deliverable that pertains to the creation (e.g. product selection, product marketing, product information gathering and dissemination) and management (e.g. price management, eligibility management, chargeback/rebated management) of contractual relationships and the procurement of products via the web, regardless of industry.

      6.3 (a) Description and Ownership of Consultant Program Elements. Client further acknowledges and agrees that (A) software programs, routines, user-interface conventions and other development tools which Consultant develops during the course of this Agreement or any Work Statement but which are (i) developed at Consultant's cost (the "Independent Program Elements") or (ii) developed by Consultant during the course of this Agreement or any Work Statement but which are not uniquely applicable to the particular specifications and performance capabilities, characteristics or functions of the Deliverables (the "Generic Program Elements"), (B) any elements of code developed or utilized by Consultant not embodied in the direct data representation of the Deliverables and techniques developed or utilized by Consultant for importing, exporting, displaying and manipulating such Deliverables, and (C) any enhancements and derivatives to those items described in clauses (A) or (B) (those items described in clauses (A), (B) and (C) are collectively referred to as the "Consultant Program Elements"), shall remain the exclusive property of Consultant.


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            (b) License to Consultant Program Elements. Subject to the
provisions of Sections 13.1 and 13.3 below, Consultant hereby grants to Client a non-exclusive, non-transferable (except as provided herein), royalty-free, perpetual and irrevocable (except in the event of a termination of this Agreement or the applicable Work Statement under Sections 7.1) license to use, copy, modify, operate, and create derivative works of the Consultant Program Elements as reasonably required for the use of the Deliverables to the extent necessary to enable Client to (A) utilize, maintain and create Enhancements (as defined in 6.2(b)) to the Deliverables (the license described in clause (A) only is referred to as the "Elements Deliverable License" and such license shall include the right to sublicense the Consultant Program Elements solely in connection with the maintenance and use of the Deliverables and the creation, maintenance, use and modification of Enhancements thereto); and (B) provided that Client's exercise of such license with respect to the Consultant Program Elements (excluding the Generic Program Elements) is not undertaken with any competitor of Consultant, to develop, utilize and maintain the Permitted Initiatives (the license described in clause (B) only is referred to as the "Elements External License" and shall not include any right to sublicense the Consultant Program Elements other than to a website hosting company to the extent allowed under Section 6.4).

      6.4 Restrictions; Sublicensing. Client shall limit use of and access to the Preexisting Materials and Consultant Program Elements to such of Client's employees, agents and subcontractors as are directly involved in the utilization of, maintenance of and creation of Enhancements and/or the Deliverables and/or the development, utilization and maintenance of the Permitted Initiatives and who are bound to preserve the confidentiality thereof. Except as explicitly provided herein, Client shall not disclose, distribute or resell to any third party, including without limitation any competitor of Consultant, the Preexisting Materials, Program Elements or any enhancements thereto or derivative works thereof. Notwithstanding any provision to the contrary in this Agreement, subject to the provisions of Sections 13.1 and 13.3 below, Client shall have the right to (A) transfer any license granted to it hereunder to any successor of Client's Healthcare Exchange internet business, provided that any suchtransferee is bound to preserve the confidentiality thereof and further provided that such transferred license shall be revocable to the extent it exceeds Client's license rights in the event of a subsequent termination of this Agreement under Sections 13.1 or 13.3, and (B) sublicense to any third party website hosting company solely to the extent necessary for such company to provide website hosting services to Client.

      6.5 Solely for the purpose of enabling it to utilize the licenses granted to it hereunder, and subject to all payments required hereunder and under the applicable Work Statement and compliance with all of the other terms and conditions of this Agreement, Consultant agrees to deliver one copy of the Deliverables or any portion thereof written in a programming language employed by computer programmers


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which must be translated into the language of a machine before it can be executed.

      6.6 To the extent that there is a good faith question with respect whether a particular Deliverable or portion thereof is categorized as an Artistic Element, Preexisting Material (Generic Material or otherwise), or Consultant Program Element (Generic Program Element or otherwise), the parties agree to cooperate in good faith to reach a mutually acceptable clarification consistent with the terms of this Agreement.

      6.7 Client further agrees that its Deliverables may be based on Consultant's Confidential Information or Preexisting Materials and that the delivery of Services shall not impair Consultant's right to make, prepare, create, procure or market products or services now or in the future, whether or not competitive with Client or its business.

      6.8 Notwithstanding anything in this Agreement to the contrary, Consultant and Client shall be free to use for any purpose the Residuals resulting from its work on the Project. The term "Residuals" means information in intangible form, which may be retained by persons performing or receiving the Services such as ideas, concepts, know-how, techniques and which do not contain any Confidential Information of the other party.

7.    Indemnification.

      7.1 In the event that any action is brought against Client based on a claim that the Deliverables infringe any valid United States patent, copyright or trade secret of a third party, Consultant shall indemnify, defend and hold harmless Client and its officers, directors, employees, subcontractors, legal counsel, accountants, stockholders, successors and assigns against such action at Consultant's expense and pay all claims and expenses (including reasonable attorneys' fees) and damages finally awarded in such action or settlement which are attributable to such claim. Client agrees to promptly notify Consultant of any such action; provided, however, that the failure to so notify Consultant shall not relieve Consultant of its indemnification obligation except to the extent Consultant is materially and adversely prejudiced by such failure to notify. Consultant shall have sole control of the defense of any such action and all negotiations for its settlement or compromise, provided that, where Consultant reasonably determines that a settlement or compromise would be significantly restrictive for Client, Consultant will seek Client's prior written approval, which shall not be unreasonably withheld, before entering such settlement or compromise. Client shall cooperate reasonably with Consultant in the defense, settlement or compromise of any action described in this subsection, and Consultant shall diligently pursue such defense, settlement or compromise. Such cooperation shall be at Consultant's expense. In the event that a final injunction is obtained against Client's use of the


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Deliverables, or if Consultant reasonably believes that Client's use of the
Deliverables could be so enjoined, or if in Consultant's opinion any Deliverable is likely to become the subject of a successful claim of such infringement, Consultant shall, at its option and expense, (i) procure for Client the right to continue using the Deliverables as provided in this Agreement, (ii) replace or modify the Deliverables so that they become non-infringing (so long as the functionality of the Deliverables is essentially unchanged) or, in the event neither of the previous two options can be effected by Consultant, (iii) terminate the applicable Work Statement and the rights granted thereunder and refund to Client the amount paid to Consultant for the Deliverables, plus in each case any claims, expenses and damages as provided above. This Section 7.1 states Consultant's entire liability and Client's exclusive remedy for infringement.

      7.2 Notwithstanding the foregoing, Consultant shall not have any liability to Client under this Section 7 to the extent that any infringement or claim thereof is based upon (i) the combination, operation or use of a Deliverable in combination with equipment or software not supplied or recommended by Consultant hereunder where the Deliverable would not itself be infringing, (ii) compliance with designs, specifications or instructions provided by Client (the "Client Designs"), where, but for such compliance, the Deliverable would not be infringing, (iii) use of a Deliverable in an application or environment for which it was not designed or not contemplated under this Agreement, where, but for such use, the Deliverable would not be infringing, or (iv) modifications of a Deliverable by anyone other than Consultant where the unmodified version of the Deliverable would not be infringing.

      7.3 Except in the case of suits or actions arising under Sections 5, 6 or 7, neither party shall bring any suit or action arising out of breach of this Agreement against the other more than two years after the breach or harm from the breach has been discovered by management of the party bringing suit and no such suit or action shall be brought by either party more than three years from Client's final acceptance of the related Program.

      7.4 In the event that an action is brought against Consultant based on a claim that any Deliverable, Enhancement or Permitted Initiative infringes any valid United States patent, copyright or trade secret of a third party, to the extent that such infringement is a result of (A) Consultant's compliance with Client Designs or (B) an Enhancement not developed by Consultant or (C) a Permitted Initiative not developed by Consultant, Client shall indemnify, defend and hold harmless Consultant and its officers, directors, employees, legal counsel, accountants, stockholders, subcontractors, successors and assigns against such action at Client's expense and pay all claims and expenses (including reasonable attorneys' fees) and damages finally awarded in such action or settlement which are attributable to such claim. Consultant agrees to promptly notify Client of any such action; provided, however, that the failure to so notify Client shall not relieve Client of its indemnification obligation except to the


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extent Client is materially and adversely prejudiced by such failure to notify.
Client shall have sole control of the defense of any such action and all negotiations for its settlement or compromise, provided that, where Client reasonably determines that a settlement or compromise would be significantly restrictive for Consultant, Client will seek Consultant's prior written approval, which shall not be unreasonably withheld, before entering such settlement or compromise. Consultant shall cooperate reasonably with Client in the defense, settlement or compromise of any action described in this subsection, and Client shall diligently pursue such defense, settlement or compromise. In the event that a final injunction is obtained against Consultant's provision of Services hereunder with respect to the Client Designs, or if Client reasonably believes that Consultant's provision of Services hereunder with respect to the Client Designs could be so enjoined, or if in Client's opinion any Deliverable is likely to become the subject of a successful claim of such infringement as a result of Consultant's compliance with Client Designs, Client shall, at its option and expense, (i) procure for Consultant the right to continue using the Client Designs in connection with its Services hereunder, (ii) replace or modify the Client Designs so that they become non-infringing or, in the event neither of the previous two options can be reasonably effected by Client, (iii) terminate the applicable Work Statement and the rights granted thereunder and pay Consultant an amount equal to the pro rated amount of Services provided at such termination, less any amounts already paid by Client for such Services, plus in each case any claims, expenses and damages as provided above. This Section 7.4 states Client's entire liability and Consultant's exclusive remedy for infringement.

      7.5 THE FOREGOING INDEMNIFICATION PROVISIONS STATE THE ENTIRE LIABILITY OF THE PARTIES WITH RESPECT TO INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, TRADE SECRETS AND OTHER INTELLECTUAL OR PROPRIETARY RIGHTS BY THE DELIVERABLES OR THEIR USE.

8.    Warranties.

      8.1 Consultant warrants that the Services performed under this Agreement and all Work Statements will be performed in a professional and workmanlike manner and that Consultant has the required skills and experience to perform the Services set forth in this Agreement. Consultant also warrants the Deliverables will be based upon the description of the Deliverables stated in that certain Design Deliverables Binder dated October 29, 1999 and will conform to the description of the Deliverables stated in the Work Statement. Consultant further warrants that Consultant is the owner and otherwise has the right to use or distribute the material and methodologies used in connection with providing the Deliverables. Consultant will comply with all applicable federal, state and local laws in the performance of its obligations under this Agreement.


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      8.2 Consultant agrees to fix any deficiencies in any Deliverable which is a software program or Artistic Element within the period following the Live Date (as defined on the applicable Work Statement hereto) of such Deliverable set forth on the related Work Statement (the "Warranty Period"), using the process and definitions included on Appendix D hereto. With respect to any Deliverable that is a software program or Artistic Element, Consultant shall have no obligation to make corrections, repairs or replacements to such Deliverable which result, in whole or in part, if the deficiency results from (i) errors that relate solely to the third party software procured or provided by Client which forms a part of a Deliverable, (ii) catastrophe, fault or negligence of Client, (iii) improper or unauthorized use of the Deliverable, (iv) use of the Deliverable in a manner for which they were not designed, including, without limitation, use of the Deliverable in connection with computer hardware other than as specified in the related Work Statement, (v) modifications of the Deliverable by anyone other than Consultant or its employees or agents, or (vi) causes external to the Deliverable such as, but not limited to, power failure or electric power surges.

      8.3 In the event the Deliverables include the delivery of software or code by Consultant, Consultant further warrants that such Deliverables will be "Year 2000 Compliant" provided that (i) all products (for example, hardware, software and firmware) procured or provided by Client and used with the Deliverables properly exchange accurate date data with the Deliverables and are Year 2000 Compliant, (ii) all development tools procured or provided by Client and used by Consultant are Year 2000 Compliant, (iii) the Deliverables are used in accordance with any associated documentation provided by Consultant, and (iv) Client has installed and is using the most current version (including without limitation any fixes, patches, interim releases and updates) of the Deliverables at the time noncompliance with the warranty is reported. Consultant warrants that all software or documentation incorporated into the Deliverables and furnished by a third party with whom Consultant has contracted directly Consultant is Year 2000 Compliant. "Year 2000 Compliant" means that: (A) date data from at least 1900 through 2101 will process without error or interruption in any level of computer software developed by Consultant, including but not limited to, microcode, firmware, system and application programs, files, databases and computer services; (B) there will be no loss of any functionality of the Deliverables with respect to the introduction, processing or output of records containing dates falling on or after January 1, 2000; (C) the design of the Deliverables shall accommodate, at a minimum, all of the following: (1) date data century recognition, (2) calculations which accommodate same- and multi-century formulas and date values, (3) input/output values that reflect the century, and (4) correct processing of leap year dates (of which the year 2000 is one); (D) Deliverables delivered by Consultant will perform all date-related operations accurately without human intervention, other than date data entry that is part of the normal functions of the Deliverables; and (E) the Deliverables will respond to two-digit date input in a way that resolves any ambiguity as to century in a


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disclosed, defined and predetermined manner.

      8.4 UNLESS OTHERWISE INCLUDED IN A WORK STATEMENT, THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THOSE CONCERNING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NO REPRESENTATION OR STATEMENT NOT EXPRESSLY CONTAINED IN THIS AGREEMENT AND ANY WORK STATEMENT WILL BE BINDING ON CONSULTANT AS A WARRANTY. IN THE CASE OF BREACH OF THE FOREGOING WARRANTIES BY CONSULTANT, CLIENT WILL OUTLINE WITH PARTICULARITY THE DEFECTS IN THE DELIVERABLES OR SERVICES AND CONSULTANT WILL COOPERATE WITH CLIENT AND CORRECT THE DEFECTS WITHIN A TIME PERIOD REASONABLY ACCEPTABLE TO CLIENT.

9. Acceptance. "Acceptance" shall mean that a Deliverable successfully meets the acceptance criteria set forth in the applicable Work Statement. Any Deliverable needing acceptance from Client will be deemed accepted if Client does not respond within the period specified in the related Work Statement or if Client uses the deliverable for commercial purposes prior to completing its formal acceptance procedure.

10. Limitation of Liability. EXCEPT IN THE CASE OF A BREACH OF SECTIONS 5 (CONFIDENTIALITY) AND AS PROVIDED IN SECTION 7 (INDEMNIFICATION), OR AS OTHERWISE SET FORTH IN THIS SECTION, IN NO CASE SHALL EITHER PARTY'S MAXIMUM LIABILITY ARISING OUT OF THIS AGREEMENT, WHETHER BASED UPON WARRANTY, CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EXCEED IN THE AGGREGATE THE ACTUAL PAYMENTS RECEIVED BY CONSULTANT UNDER THE WORK STATEMENT TO WHICH THE CLAIM RELATES. IN THE CASE OF A BREACH OF SECTION 6 (INTELLECTUAL PROPERTY RIGHTS), IN NO CASE SHALL EITHER PARTY'S MAXIMUM LIABILITY ARISING OUT OF THIS AGREEMENT, WHETHER BASED UPON WARRANTY, CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EXCEED IN THE AGGREGATE AN AMOUNT EQUALLING TWO TIMES THE ACTUAL PAYMENTS RECEIVED BY CONSULTANT UNDER THE WORK STATEMENT TO WHICH THE CLAIM RELATES. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF OPPORTUNITIES, LOSS OF DATA, OR LOSS OF USE DAMAGES, ARISING OUT OF THIS AGREEMENT OR ANY WORK STATEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11. Publicity. Each party may (i) summarize generally in oral form the nature of


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the services performed under this Agreement and (ii) include the other party's name and logo on its customer/service provider list(s), provided that no such disclosure shall include either party's Confidential Information . Except as permitted in the immediately preceding sentence or in a Work Statement, neither party may use the other's name or logo in any marketing materials without such party's prior consent.

12. Non-Solicitation. During the period of performance of Services by Consultant hereunder and for 12 months thereafter, Client and Consultant each agree not to solicit or induce any employee of the other who was an employee during such period to terminate his or her employment with the other or to hire any employee of the other who was an employee during such period without the prior written approval of the employing company.

13. Termination.

      13.1 Any Work Statement may be terminated by either party, by written notice to the other party (the "Defaulting Party"), in the event of a material breach by the Defaulting Party of any of its obligations under such Work Statement and failure by the Defaulting Party to remedy such breach within thirty (30) days after written notice of such breach is provided to the Defaulting Party. In the event of such termination, neither party shall be relieved of any of its obligations incurred prior to such termination and each party shall have any and all rights and remedies available to it at law or in equity. Upon the effective date of any valid termination pursuant to this subsection, Client shall be entitled to the Deliverables or portions thereof covered by the terminated Work Statement only to the extent such Deliverables or portions thereof were paid for by Client as of the effective date of the termination (for purposes of this subsection, the "Paid Deliverables") in their then-current forms, "as is", without any warranty, which Paid Deliverables shall constitute "works made for hire" for Client within the meaning of the Copyright Act of 1976, as amended, and shall be the exclusive property of Client. To the extent such Paid Deliverables incorporate Preexisting Materials or Program Elements, Client shall have with respect to such Preexisting Materials and Program Elements or portions thereof the Materials Deliverable License and the Elements Deliverable License set forth under Sections 6.2(b) and 6.3(b), above. To the extent such Paid Deliverables incorporate Preexisting Materials or Program Elements, and provided that Client has paid to Consultant, in the aggregate, at least 80% of the fees for Services pursuant to the terminated Work Statement, Client shall have with respect to such Preexisting Materials and Program Elements the Materials External License and the Elements External License set forth under Sections 6.2(b) and 6.3(b), above.

      13.2 This Agreement and all Work Statements (except any irrevocable licenses granted hereunder) may be terminated, by either party, effective immediately and without notice, in the event of (i) the dissolution, termination of existence, liquidation or insolvency of the other party, (ii) the appointment of a custodian or receiver for the other party, (iii) the institution by or against the other party of any proceeding under the United States Bankruptcy Code or any other foreign, federal or state bankruptcy, receivership, insolvency or other similar law affecting the rights of creditors generally, or (iv) the making by the other party of a composition of, or any assignment or trust mortgage for the benefit of, creditors.

      13.3 In the event that Client fails to pay in full, within 30 calendar days after receipt, any invoice rendered by Consultant for payments due under any Work Statement (other than an invoice subject to a good faith dispute over fees which will be resolved in accordance with the Dispute Resolution Process set forth on Appendix E attached hereto), and such failure is not cured within 10 business days after receipt of written notice thereof from Consultant, Consultant shall have the right to terminate the applicable Work Statement and all rights granted thereunder, except as otherwise set forth herein, effective immediately upon delivery of written notice of termination to Client. Upon termination of any Work Statement pursuant to this subsection, Client shall promptly return to Consultant (or, at Consultant's option, destroy and certify in writing to Consultant that it has destroyed) the original and all copies of the Deliverables that are not "Paid Deliverables", as defined below, including source code, archival copies, compilations, translations, partial copies, updates and modifications, if any, and shall delete all copies of such Deliverables from its computer libraries or storage facilities. Upon the effective date of any termination by Consultant pursuant to this subsection, Client shall be entitled to the Deliverables or portions thereof covered by the terminated Work Statement only to the extent such Deliverables or portions thereof were paid for by Client as of the effective date of the termination (for purposes of this subsection, the "Paid Deliverables") in their then-current forms, "as is", without any warranty, which Paid Deliverables shall constitute "works made for hire" for Client within the meaning of the Copyright Act of 1976, as amended, and shall be the exclusive property of Client. To the extent such Paid Deliverables incorporate or reasonably require the use of Preexisting Materials or Program Elements, Client shall have with respect to such Preexisting Materials and Program Elements or portions thereof the Materials Deliverable License and the Elements Deliverable License set forth under Sections 6.2(b) and 6.3(b), above. To the extent such Paid Deliverables incorporate or reasonably require the use of Preexisting Materials or Program Elements, and provided that Client has paid to Consultant, in the aggregate, at least 80% of the fees for Services pursuant to the terminated Work Statement, Client shall have with respect to such Preexisting Materials and Program Elements the Materials External License and the Elements External License set forth under Sections 6.2(b) and 6.3(b), above.

      13.4 Work Statements under this Agreement may be terminated as provided in
Section 7 hereof.

      13.5 Sections 3, 5, 6, 7, 8, 10, 12, 13.1, 13.3 and 14 hereof and any accrued rights to payment and remedies for breach of this Agreement shall survive, in accordance with their terms, the completion of Consultant's Services hereunder and the expiration or termination of this Agreement or any Work Statement.

14. Remedies. Because a breach of any obligations set forth in Sections 5, 6, 12, 13.1 and 13.3 will irreparably harm either party and substantially diminish the value of each party's proprietary rights in the Deliverables or its Confidential Information, Client and Consultant agree that if either party breaches any of its obligations thereunder, the other party shall, without limiting its other rights or remedies, be entitled to equitable relief (including, but not limited to, injunctive relief) to enforce its rights thereunder, including without limitation protection of its proprietary rights. The parties agree that a party need not invoke the procedures set forth on Appendix E attached hereto in order to seek relief for a breach of any obligations set forth in Sections 5, 6 and 12.

15. Force Majeure. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of any governmental authority, epidemic, destruction of production facilities, insurrection, inability to obtain labor, materials, equipment, transportation or energy sufficient to meet needs, or any other cause beyond the reasonable control of the party invoking this provision ("Force Majeure Event"), and if such party shall have used reasonable efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other party, then the affected party's failure to perform shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

16. Taxes. The fees and other amounts payable pursuant to this Agreement are exclusive of, and Client shall pay, all federal, state, local, municipal or other sales, use, transfer, excise, property and other taxes and duties imposed with respect to the delivery of the Services or any Deliverable and their supplying to Client, except for taxes based on Consultant's net income.

17. Notices. Any notice or communication required or permitted under this Agreement or any Work Statement shall be in writing and shall be deemed received
(i) on the date personally delivered, (ii) upon confirmed receipt if sent by telecopier, (iii) the next business day after sending if sent by Federal Express or any other next-day carrier service, or (iv) the third business day after mailing via first-class mail, postage prepaid, to a party at the address specified below or such other address as either party may from time to time designate to the other:

      To Consultant:                      To Client:

      Sapient Corporation                 Systems Consulting Company, Inc.
      10 Exchange Place, 21st Floor       537 Congress Street, 5th Floor
      Jersey City, NJ 07302               Portland, Maine 04101
      Attention: Bill Herman              Attention: CEO
                 Vice President

With a copy to:

      Sapient Corporation                 Lucash, Gesmer & Updegrove, LLP
      25 First Street                     40 Broad Street
      Cambridge, MA  02141                Boston, MA 02109
      Attention: Deborah E. Gray          Attention: William Contente
                 Vice President
                 and General Counsel

18. Disputes. Other than as provided in Section 14, any dispute or claim arising out of or relating to this Agreement or any Work Statement shall be resolved in accordance with the Dispute Resolution Process set forth on Appendix E attached hereto.

19. Miscellaneous.

      19.1 This Agreement and its Appendices and Work Statements constitute the entire agreement between Consultant and Client with respect to the subject matter hereof and supersede all prior agreements, promises, understandings and negotiations, whether written or oral, regarding the subject matter hereof, including any terms and conditions included on Client's purchase orders. This Agreement and any Work Statement cannot be amended unless in writing and signed by duly authorized representatives of each party.

      19.2 In the event that any provision of this Agreement or any Work Statement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement or such Work Statement did not contain the particular provisions held to be unenforceable and the unenforceable provisions shall be replaced by mutually acceptable provisions which, being valid, legal and enforceable, come closest to the intention of the parties underlying the invalid or unenforceable provision.

      19.3 Neither this Agreement, any Work Statement or any rights or licenses granted hereunder may be assigned, delegated or subcontracted by any party without the written consent of the other party, except that (i) a party may assign and transfer this Agreement and any Work Statement and its rights and obligations hereunder and thereunder to any third party which succeeds to substantially own all of its business and assets or assign or transfer any rights to receive payments hereunder, (ii) Client may assign and transfer this Agreement and any Work Statement and its rights and obligations hereunder and thereunder to any company controlled by, controlling, or under common control with Client, provided that such company is not a competitor of Consultant as to the business currently conducted by Consultant as of the date of this Agreement,
(iii) Consultant may subcontract its obligations hereunder to any third party service providers or wholly owned subsidiaries of Consultant provided that Consultant remains primarily liable to Client hereunder and (iv) Client may assign and transfer this Agreement and any Work Statement and its rights and obligations hereunder and thereunder to any successor of Client's Healthcare Exchange internet business.

      19.4 This Agreement shall be interpreted and enforced in accordance with the laws the state of Massachusetts without regard to the conflict of laws provisions thereof.

      19.5 The parties hereto are independent contractors. Nothing herein shall be deemed to constitute either party as the representative, agent, partner or joint venture of the other.

      19.6 Each party has full power and authority to enter into and perform this Agreement and the person signing this Agreement on behalf of each party hereto has been properly authorized and empowered to enter into this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year indicated above.


                               SAPIENT CORPORATION


                               By: /s/ William Herman
                                  -------------------------------
                                  Name: William Herman
                                  Title: Vice President

                               SYSTEMS CONSULTING COMPANY, INC.


                               By: /s/ Leigh Powell
                                  -------------------------------
                                  Name: Leigh Powell
                                  Title: President & CEO

                                   APPENDICES


     Appendix A - - Form of Work Statement

     Appendix B - - Additional Terms and Conditions for Fixed Price Projects

     Appendix C - - Additional Terms and Conditions for Time & Material Projects

     Appendix D - - Additional Terms and Conditions for Website Development
                    Services

     Appendix E - - Dispute Resolution Process

                                   APPENDIX A
                    to Master Professional Services Agreement

                             Form of Work Statement

This Work Statement No. ___ is entered into as of this ___ day of _________, 1999 by and between _______________ ("Client") and Sapient Corporation ("Consultant") and is deemed to be incorporated into that certain Master Professional Services Agreement dated as of ____________, 1999 by and between Client and Consultant (the "Master Agreement'). Any terms used herein but not defined shall have the meaning ascribed to such term in the Master Agreement.

1.    Name and Description of Project:


2.    Description of Deliverables

      [Attach Scope Matrix if Applicable]

3.    List of Assumptions

      This section defines the assumptions under which Consultant has based its fees for the services being performed under this Work Statement. This is to ensure there are no misunderstandings regarding the scope of the Project. Any deviation from these assumptions, similar to any deviation in scope of the Project, that effects the delivery date for the Deliverables or requires Consultant to incur additional expenses in order to deliver the Deliverables on the delivery date may be predicated upon an extension of the Project and a change in the fees and/or timeline by Consultant pursuant to Section 1.4 and Appendix B of the Master Agreement.

4.    Documentation to be Produced by Consultant

      Consultant will provide all technical documentation of code to be delivered to Client following Final Acceptance of the _____________ [Name of the software Deliverable] by Client.

5.    Key Personnel Assigned for Each Party

      Consultant:

      Client:

6.    Project Schedule


7.    Tasks To Be Completed By Client


8.    Warranty Period.


9.    Payment Schedule [Include this Section ONLY if a fixed price project]

The contract price for the Services to be performed by Consultant under this Work Statement No. ___ is $_______________, which shall be paid on the following schedule:


------------------------------------------------------
Milestone                      Amount       Invoice
                                            Date
------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

ALTERNATIVE 9. Time and Material Rates [Include project personnel names and daily billable rates]

All payments shall be sent to Consultant's lock box address at:

                              Sapient Corporation
                              P. O. Box 4886
                              Boston, MA 02212

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year indicated above.


Sapient Corporation


By: __________________
      Print Name:
      Title


Client: __________________


By: _________________
      Print Name:
      Title:

                                   Appendix B
                    to Master Professional Services Agreement

         Additional Terms and Conditions for Fixed Price Work Statements

1.    Extensions.

      1.1 Consultant agrees that the Project is to be completed with the Work
Schedule included on Appendix A. If, however, a Project is extended due to any act by Consultant, Client will not be charged for such extension and Consultant will absorb the cost of the resources required during such extension and Consultant will use its best efforts to rectify the situation that is causing the extension as soon as possible.

      1.2 In the event Consultant's performance under any Work Statement is delayed because of any act or omission of Client or any third parties hired by the Client to work on a Project (including, without limitation, Client's failure to meet delivery dates of required Client assistance listed in a Work Statement, to deliver any material to be provided by the Client when and as required, or to perform any of its covenants or obligations thereunder, whether or not caused by a Force Majeure Event), then for each day of extension caused by such delay, Consultant shall be entitled to a one-day extension of the delivery dates set forth in the Work Statement for Consultant's performance.

      1.3 In addition, Client shall reimburse Consultant for any fees and expenses incurred by Consultant as a result of such delay referred to in Section
1.2 of this Appendix B if the delay causes Consultant to extend its Services past the final delivery date set forth in the Work Statement or requires Consultant to add additional personnel to its team in order to meet the dates set forth on the related Work Statement. Such fees will be reduced by 50% if the delay, hindrance or interference is caused by a Force Majeure Event affecting Client.

      1.4 Notwithstanding the foregoing, if Client's resources or personnel on any Project change significantly from the design phase to the development phase or during the development phase, and Consultant reasonably believes that such changes will result in an increase cost to Consultant or cause Consultant to miss a Project milestone, Consultant may cause a Project extension and increase the fees payable by Client for that Project based on Consultant's good faith efforts to accurately estimate its additional costs and project timeline impact caused by a change in the Client resources. Consultant shall notify Client immediately if Consultant believes that any change to Client resources will result in an extension under this Section or increase in the contract price and Client will have the option to either proceed with its proposed change or not.

                                   APPENDIX C
                    to Master Professional Services Agreement

          Additional Terms and Conditions for Time & Material Projects

1. Price. The fees and expenses included on this Work Statement are estimates only. The final fees and expenses will be set forth on Consultant's final invoice to Client. If Consultant reasonably anticipates the aggregate fees and expenses to exceed the original estimate by more than 10%, then Consultant shall seek the Client's approval and Consultant shall have the right to suspend work without liability and with a day-for-day extension of any subsequent deadlines until the Client shall have provided such approval or agreed upon a reduction in scope of Services.

2. Records. Consultant will maintain complete and accurate records of the work performed hereunder, the amounts invoiced and time worked. Such records will be in accordance with standard accounting practices and will include time logs. Client will have the right to inspect and audit Consultant's records at Consultant's place of business during normal business hours at a mutually acceptable time during each Project and for a period of one year thereafter. Client agrees to give Consultant at least 15 business days prior written notice of its intent to inspect Consultant's records. Consultant may not exercise this inspection right more than two times each calendar year.

                                   APPENDIX D
                    to Master Professional Services Agreement

        Additional Terms and Conditions for Website Development Projects

1. Upon Consultant's completion of its Services under a Work Statement that relates to the creation or modification of Client's web site and continuing for a period of two years, such web site shall contain a notice prepared by Client and approved by Consultant, such approval not to be unreasonably withheld, that credits Consultant as the developer of the web site.

2. Client shall obtain the releases, licenses, permits and other authorization to use copyrighted materials, copyrighted software code, artwork or any other property or rights belonging to third parties obtained by Client for use by Consultant in performing the Services for Client. Consultant is not responsible for the accuracy, completeness and proprietary information concerning Client products that Client furnishes to Consultant.

                                   APPENDIX E
                    to Master Professional Services Agreement

                           Dispute Resolution Process

      The following procedures shall be used to resolve any disputes, claims or controversies ("disputes") between us as provided herein, except for disputes involving Sections 5, 6 or 12 of this Agreement. If any of these provisions are determined to be invalid or unenforceable, the remaining provisions shall remain in effect and binding on the parties to the fullest extent permitted by law.

1. Discussion; Management. The parties shall first employ the full resources of the Executive Committee to resolve all disputes expeditiously and informally. The Executive Committee shall be composed of the following representatives of the Client and Consultant:

      Consultant: Bill Herman, Vice President
                  Josh Alwitt, Vice President

      Client: Tim Curran, Vice President and General Manager, Imany.com Terry Nicholson, Vice President and General Manager, SCC

In the event that such dispute cannot be resolved by the Executive Committee, the parties shall each involve an independent executive officer of the respective parties, each of whom shall review and discuss the dispute between them and attempt to resolve it by agreement. If such dispute cannot be resolved by the foregoing method within a reasonable period of time, the parties shall resort to the mediation procedure set forth below.

2.    Mediation

      2.1 Either party may submit a dispute to mediation by providing written notice to the other party. In the mediation process, the parties will try to resolve their differences voluntarily with the aid of an impartial mediator, who shall attempt to facilitate negotiations. The mediator shall be selected by agreement of the parties. If the parties cannot otherwise agree on a mediator, a mediator shall be designated by the American Arbitration Association or any successor organization ("AAA") at the request of a party. Any mediator so designated must be acceptable to all parties.

      2.2 The mediation shall be conducted as specified by the mediator and agreed upon by the parties. The parties agree to discuss their differences in good faith and to attempt, with the assistance of the mediator, to reach an amicable resolution of the dispute.

      2.3 The mediation shall be treated as a settlement discussion and therefore shall be confidential. The mediator may not testify for either party in any later proceeding relating to the dispute. No recording or transcript shall be made of the mediation proceedings.

      2.4 Each party shall bear its own costs in the mediation. The fees and expenses of the mediator shall be shared equally by the parties.

3.    Arbitration.

      3.1 If a dispute has not been resolved within 30 days after the written notice beginning the mediation process (or a longer period, if the parties agree to extend the mediation), the mediation shall terminate and the dispute shall be settled by arbitration. The arbitration shall be conducted in accordance with the procedures in this Exhibit and the Arbitration Rules for Professional Accounting and Related Disputes of the AAA ("AAA Rules"). In the event of a conflict, the provisions of this Appendix E shall control.

      3.2 The arbitration shall be conducted before a single arbitrator, regardless of the size of the dispute, to be selected as provided in the AAA Rules. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrator. No potential arbitrator may serve unless he or she has agreed in writing to abide and be bound by these procedures.

      3.3 Unless provided otherwise herein, the arbitrator may not award non-monetary or equitable relief of any sort. They shall have no power to award
(a) damages inconsistent with this Agreement or (b) punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrator have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction.

      3.4 No discovery shall be permitted in connection with the arbitration unless it is expressly authorized by the arbitrator upon a showing of substantial need by the party seeking discovery.

      3.5 All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrator may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.

      3.6 The result of the arbitration shall bind the parties, and judgment on the arbitrator's award may be entered in any court having jurisdiction. Each party shall bear its own costs of the arbitration. The fees and expenses of the arbitrator shall be shared equally by the parties.